Exhibit 99.1

Ginkgo Bioworks Reports Second Quarter 2024 Financial Results

Ginkgo provides update on its restructuring process including estimated annualized cost savings of over $85 million from reduction in force
BOSTON, Mass – August 8, 2024 – Ginkgo Bioworks Holdings, Inc. (NYSE: DNA, “Ginkgo”), which is building the leading platform for cell programming and biosecurity, today announced its results for the second quarter ended June 30, 2024. The update, including a webcast slide presentation with additional details on the second quarter and supplemental financial information, will be available at investors.ginkgobioworks.com.

Second Quarter 2024 Financial Results
•Second quarter 2024 Total revenue of $56 million, down from $81 million in the comparable prior year period, a decrease of 30% primarily driven by the expected ramp down of K-12 testing in Ginkgo’s Biosecurity segment
◦Second quarter 2024 Cell Engineering revenue of $36 million, down from $45 million in the comparable prior year period, a decrease of 20% driven by a decline in revenue from early stage customers partially offset by growth from large/enterprise customers
◦Second quarter 2024 Biosecurity revenue of $20 million with gross profit margin of 41%
•Second quarter 2024 Loss from operations of $(223) million (inclusive of stock-based compensation expense of $38 million and M&A and restructuring related costs, including asset impairments, of $72 million), compared to Loss from operations of $(184) million (inclusive of stock-based compensation expense of $62 million and M&A and restructuring related costs, including asset impairments, of $26 million) in the comparable prior year period
•Second quarter 2024 Adjusted EBITDA of $(99) million, down from $(80) million in the comparable prior year period, driven by the decrease in Total revenue partially offset by a decrease in certain operating expenses
•Cash and cash equivalents balance as of the end of the second quarter of $730 million

“This past quarter was a quarter of focused execution for Ginkgo,” said Jason Kelly, co-founder and CEO of Ginkgo. “During the Q1 2024 earnings call, we announced that we were taking decisive action to reduce costs in order to reach Adjusted EBITDA breakeven by the end of 2026 and, in June, we commenced a reduction in force impacting 35% of the workforce. Alongside the RIF, we continued to deliver well for customers as reflected in our second quarter revenue and I’m happy we have gained initial traction with our new lab data as a service (“LDaaS”) offering, including our first few deals with a large cap tech company.”

Recent Business Highlights & Strategic Positioning
•Cell Engineering worked to close deals as Ginkgo’s new commercial terms begin to gain traction
◦Added 18 new programs and other customer contracts to the Cell Engineering platform in Q2 2024, of which 10 were comparable in size and scope to historically reported New Programs and an additional 8 contracts that represent a variety of smaller deal archetypes, such as LDaaS projects
◦Signed first LDaaS deals with a large cap tech company in protein characterization
◦Delivered on a major technical milestone for a large pharmaceutical customer
◦Announced a new collaboration with Syngenta Crop Protection aimed at accelerating the launch of a new biological solution to develop and optimize a microbial strain that can meet the productivity targets of a secondary metabolite from the Syngenta Biologicals pipeline
•Ginkgo Biosecurity continues to work towards creating solutions that offer persistent, pervasive monitoring
◦Ginkgo has put forth a proposed Genomic Analysis Program to address the threat of H5N1. The program builds upon existing practices of pooling and sampling milk for food safety, and integrates novel capabilities to generate genomic analysis of H5N1 if it spreads and evolves
•Ginkgo began executing on its plan to reach Adjusted EBITDA breakeven by the end of 2026
◦The reduction in force is estimated to achieve over $85 million in annualized savings by mid-2025
◦Ginkgo is also implementing significant non-people cost cutting measures, including rationalizing third-party costs and site consolidation

Full Year 2024 Outlook
•Ginkgo reaffirms Total revenue of $170-$190 million in 2024
◦Ginkgo continues to expect Cell Engineering services revenue of $120-140 million in 2024
◦Ginkgo continues to expect Biosecurity revenue of at least $50 million in 2024

Conference Call Details
Ginkgo will host a videoconference today, Thursday, August 8, 2024, beginning at 5:30 p.m. ET. The presentation will include an overview of second quarter financial performance, recent business updates, a discussion on Ginkgo’s outlook, as well as a moderated question and answer session.

To ask a question ahead of the presentation, please submit your questions to @Ginkgo on X (hashtag #GinkgoResults) or by sending an e-mail to investors@ginkgobioworks.com.

A webcast link is available on Ginkgo's Investor Relations website and a replay will be made available following the presentation.
Ginkgo Investor Website: https://investors.ginkgobioworks.com/events/

Audio-Only Dial Ins: +1 646 876 9923 (New York)
+1 301 715 8592 (Washington DC)
+1 312 626 6799 (Chicago)
+1 669 900 6833 (San Jose)
+1 253 215 8782 (Tacoma)
+1 346 248 7799 (Houston)
+1 408 638 0968 (San Jose)

Webinar ID: 991 5650 6740

If you experience technical difficulties with any of these dial-ins or if you need international dial-in numbers, please visit our website at https://investors.ginkgobioworks.com/events/ for updated dial-in information.

About Ginkgo Bioworks
Ginkgo Bioworks is the leading horizontal platform for cell programming, providing flexible, end-to-end services that solve challenges for organizations across diverse markets, from food and agriculture to pharmaceuticals to industrial and specialty chemicals. Ginkgo Biosecurity is building and deploying the next-generation infrastructure and technologies that global leaders need to predict, detect, and respond to a wide variety of biological threats. For more information, visit ginkgobioworks.com and ginkgobiosecurity.com, read our blog, or follow us on social media channels such as X (@Ginkgo and @Ginkgo_Biosec), Instagram (@GinkgoBioworks), Threads (@GinkgoBioworks) or LinkedIn.

Forward-Looking Statements of Ginkgo Bioworks
This press release, the presentation, and the conference call and webcast contain certain forward-looking statements within the meaning of the federal securities laws, including statements regarding our plans, strategies, including with respect to our balance sheet and cash runway, current expectations, operations and anticipated results of operations, both business and financial, including the timing for attaining Adjusted EBITDA breakeven and profitability, the success of our new LDaaS offering and anticipated impacts on our results, our planned reduction in workforce and anticipated impacts thereof, the timing and structuring of our planned site consolidation and the potential financial impact thereof, opportunities for and timing of increased operational efficiency and the expected impact on our operational expenditures, our manufacturing capabilities, potential customer success, including successful application of our offerings by our customers, the capabilities and potential operational and financial success of our acquisitions, partnerships and collaborations, and expected timing thereof, expectations with regard to revenue, the nature of such revenue and any related downstream value share associated with such revenue, funding that is contingent upon Ginkgo’s achievement of milestones, expenses, including our stock-based compensation expenses, our full year 2024 outlook, the expansion, timing and potential capabilities of our biosecurity monitoring, surveillance and detection systems, and the market environment, all of which are subject to known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements, market trends, or industry results to differ materially from those expressed or implied by such forward-looking statements. These forward-looking statements generally are identified by the words "believe," "can," "project," "potential," "expect," "anticipate," "estimate," "intend," "strategy," "future," "opportunity," "plan," "may," "should," "will," "would," "will be," "will continue," "will likely result," and similar expressions. Forward-looking statements are predictions, projections and other statements about future events that are based on current expectations and assumptions and, as a result, are subject to risks and uncertainties. Many factors could cause actual future events to differ materially from the forward-looking statements in this document, including but not limited to: (i) our ability to realize near-term and long-term cost savings associated with our site consolidation plans, including the ability to terminate leases or find sub-lease tenants for unused facilities, (ii) volatility in the price of Ginkgo's securities due to a variety of factors, including changes in the competitive and highly regulated industries in which Ginkgo operates and plans to operate, variations in performance across competitors, and changes in laws and regulations affecting Ginkgo's business, (iii) the ability to implement business plans, forecasts, and other expectations, and to identify and realize additional business opportunities, (iv) the risk of downturns in demand for products using synthetic biology, (v) the uncertainty regarding the demand for passive monitoring programs and biosecurity services, (vi) changes to the biosecurity industry, including due to advancements in technology, emerging competition and evolution in industry demands, standards and regulations, (vii) the outcome of any pending or potential legal proceedings against Ginkgo, (viii) our ability to realize the expected benefits from and the success of our Foundry platform programs, (ix) our ability to successfully develop engineered cells, bioprocesses, data packages or other deliverables, (x) the product development or commercialization success of our customers, and (xi) the potential negative impact on our business of our planned reduction in force or the failure to realize the anticipated savings associated therewith. The foregoing list of factors is not exhaustive. You should carefully consider the foregoing factors and the other risks and uncertainties described in the "Risk Factors" section of Ginkgo's annual report on Form 10-K filed with the U.S. Securities and Exchange Commission (the "SEC") on February 29, 2024 and other documents filed by Ginkgo from time to time with the SEC. These filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements, and Ginkgo assumes no obligation and does not intend to update or revise these forward-looking statements, whether as a result of new information, future events, or otherwise. Ginkgo does not give any assurance that it will achieve its expectations.

Use of Non-GAAP Financial Measures
Certain of the financial measures included in this release, including Adjusted EBITDA, have not been prepared in accordance with generally accepted accounting principles ("GAAP"), and constitute "non-GAAP financial measures" as defined by the SEC. Ginkgo has included these non-GAAP financial measures because it believes they provide an additional tool for investors to use in evaluating Ginkgo's financial performance and prospects. Due to the nature and/or size of the items being excluded, such items do not reflect future gains, losses, expenses or benefits and are not indicative of our future operating performance. These non-GAAP financial measures are supplemental to, and should not be considered in isolation from, or as an alternative to, financial measures determined in accordance with GAAP. In addition, these non-GAAP financial measures may differ from non-GAAP financial measures with comparable names used by other companies. See the reconciliation below for additional information regarding certain of the non-GAAP financial measures included in this release, including a description of these non-GAAP financial measures and a reconciliation of the historic measures to Ginkgo's most comparable GAAP financial measures.

Ginkgo Bioworks Contacts:

INVESTOR CONTACT:
investors@ginkgobioworks.com

MEDIA CONTACT:
press@ginkgobioworks.com

Ginkgo Bioworks Holdings, Inc.
Condensed Consolidated Balance Sheets
(in thousands, except per share data, unaudited)

	As of June 30, 2024	As of December 31, 2023
Assets
Current assets:
Cash and cash equivalents	$ 730,367	$ 944,073
Accounts receivable, net	18,589	17,157
Accounts receivable - related parties	302	742
Prepaid expenses and other current assets	34,104	39,777
Total current assets	783,362	1,001,749
Property, plant, and equipment, net	210,582	188,193
Operating lease right-of-use assets	418,008	206,801
Investments	62,490	78,565
Intangible assets, net	90,602	82,741
Goodwill	—	49,238
Other non-current assets	60,211	58,055
Total assets	$ 1,625,255	$ 1,665,342
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$ 23,029	$ 9,323
Deferred revenue	26,007	44,486
Accrued expenses and other current liabilities	117,118	110,051
Total current liabilities	166,154	163,860
Non-current liabilities:
Deferred revenue, net of current portion	152,869	158,062
Operating lease liabilities, non-current	452,265	221,835
Other non-current liabilities	20,895	24,433
Total liabilities	792,183	568,190
Commitments and contingencies
Stockholders’ equity:
Preferred stock, $0.0001 par value	—	—
Common stock, $0.0001 par value	206	199
Additional paid-in capital	6,508,209	6,385,997
Accumulated deficit	(5,673,620)	(5,290,528)
Accumulated other comprehensive (loss) income	(1,723)	1,484
Total stockholders’ equity	833,072	1,097,152
Total liabilities and stockholders’ equity	$ 1,625,255	$ 1,665,342

Ginkgo Bioworks Holdings, Inc.
Condensed Consolidated Statements of Operations and Comprehensive Loss
(in thousands, except per share data, unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023
Cell Engineering revenue	$ 36,205	$ 45,283	$ 64,094	$ 79,379
Biosecurity revenue:
Product	—	10,788	—	22,454
Service	20,001	24,497	30,056	59,437
Total revenue	56,206	80,568	94,150	161,270
Costs and operating expenses:
Cost of Biosecurity product revenue	—	2,034	—	6,575
Cost of Biosecurity service revenue	11,807	16,062	21,009	33,896
Cost of other revenue	1,914	—	1,914	—
Research and development (1)	134,221	144,282	270,678	306,921
General and administrative (1)	66,285	102,341	136,572	213,774
Goodwill impairment	47,858	—	47,858	—
Restructuring charges	17,066	—	17,066	—
Total operating expenses	279,151	264,719	495,097	561,166
Loss from operations	(222,945)	(184,151)	(400,947)	(399,896)
Other (expense) income:
Interest income, net	10,313	14,349	22,024	28,894
Loss on equity method investments	—	(67)	—	(1,516)
Loss on investments	(6,826)	(2,121)	(9,370)	(8,491)
Change in fair value of warrant liabilities	3,233	(4,482)	4,173	(3,278)
Other income (expense), net	(766)	3,224	1,249	6,152
Total other income	5,954	10,903	18,076	21,761
Loss before income taxes	(216,991)	(173,248)	(382,871)	(378,135)
Income tax expense	190	67	221	149
Net loss	(217,181)	(173,315)	(383,092)	(378,284)
Net loss per share, basic and diluted	$ (0.11)	$ (0.09)	$ (0.19)	$ (0.20)
Weighted average common shares outstanding:
Basic	2,054,801	1,933,437	2,029,630	1,924,251
Diluted	2,055,024	1,933,437	2,029,853	1,924,251
Comprehensive loss:
Net loss	$ (217,181)	$ (173,315)	$ (383,092)	$ (378,284)
Other comprehensive (loss) income:
Foreign currency translation adjustment	(172)	314	(3,207)	1,332
Total other comprehensive (loss) income	(172)	314	(3,207)	1,332
Comprehensive loss	$ (217,353)	$ (173,001)	$ (386,299)	$ (376,952)

(1)Total stock-based compensation expense, inclusive of employer payroll taxes, was allocated as follows (in thousands):

Three Months Ended June 30,	Six Months Ended June 30,

	2024	2023	2024	2023
Research and development	$ 20,693	$ 40,569	$ 44,814	$ 88,110
General and administrative	17,533	21,908	35,809	49,567
Total	$ 38,226	$ 62,477	$ 80,623	$ 137,677

Ginkgo Bioworks Holdings, Inc.
Condensed Consolidated Statements of Cash Flows
(in thousands, unaudited)

	Six Months Ended June 30,
	2024	2023
Cash flows from operating activities:
Net loss	$ (383,092)	$ (378,284)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	30,199	36,610
Stock-based compensation	77,928	134,474
Goodwill impairment	47,858	—
Restructuring related impairment charges	4,823	—
Loss on investments and equity method investments	9,370	10,007
Change in fair value of warrant liabilities	(4,173)	3,278
Change in fair value of contingent consideration liability	2,284	8,453
Non-cash lease expense	13,070	16,327
Non-cash in-process research and development	19,795	3,981
Impairment loss on assets held for sale	—	9,001
Other non-cash activity	2,097	2,429
Changes in operating assets and liabilities:
Accounts receivable	(1,102)	15,397
Prepaid expenses and other current assets	1,770	12,087
Operating lease right-of-use assets	14,373	4,096
Other non-current assets	(833)	(2,426)
Accounts payable, accrued expenses and other current liabilities	10,864	(4,004)
Deferred revenue, current and non-current	(17,012)	(21,372)
Operating lease liabilities, current and non-current	(3,866)	(13,250)
Other non-current liabilities	1,998	(922)
Net cash used in operating activities	(173,649)	(164,118)
Cash flows from investing activities:
Purchases of property and equipment	(33,742)	(32,974)
Business acquisition	(5,400)	—
Proceeds from sale of equipment	191	2,926
Other	—	(590)
Net cash used in investing activities	(38,951)	(30,638)
Cash flows from financing activities:
Proceeds from exercise of stock options	84	24

Principal payments on finance leases	(494)	(648)
Contingent consideration payment	(661)	(1,042)
Other	—	(603)
Net cash used in financing activities	(1,071)	(2,269)
Effect of foreign exchange rates on cash and cash equivalents	(173)	(495)
Net decrease in cash, cash equivalents and restricted cash	(213,844)	(197,520)

Cash and cash equivalents, beginning of period	944,073	1,315,792
Restricted cash, beginning of period	45,511	53,789
Cash, cash equivalents and restricted cash, beginning of period	989,584	1,369,581

Cash and cash equivalents, end of period	730,367	1,105,787
Restricted cash, end of period	45,373	66,274
Cash, cash equivalents and restricted cash, end of period	$ 775,740	$ 1,172,061

Ginkgo Bioworks Holdings, Inc.
Selected Non-GAAP Financial Measures
(in thousands, unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023
Net loss	$ (217,181)	$ (173,315)	$ (383,092)	$ (378,284)
Interest income, net	(10,313)	(14,349)	(22,024)	(28,894)
Income tax expense	190	67	221	149
Depreciation and amortization	17,330	17,652	30,199	36,610
EBITDA	(209,974)	(169,945)	(374,696)	(370,419)
Stock-based compensation (1)	38,226	62,477	80,623	137,677
Impairment expense (2)	47,858	9,001	47,858	9,001
Restructuring charges (3)	17,066	—	17,066	—
Merger and acquisition related expenses (4)	4,512	12,212	6,906	30,874
Loss on equity method investments	—	67	—	1,516
Loss on investments	6,826	2,121	9,370	8,491
Change in fair value of warrant liabilities	(3,233)	4,482	(4,173)	3,278
Change in fair value of convertible notes	(480)	(152)	846	(196)
Adjusted EBITDA	$ (99,199)	$ (79,737)	$ (216,200)	$ (179,778)

(1)Includes $1.1 million and $1.0 million in employer payroll taxes for the three months ended June 30, 2024 and 2023, respectively, and $2.7 and $3.2 million for the six months ended June 30, 2024 and 2023, respectively.
(2)Impairment expense includes $47.9 million related to goodwill impairment in the three and six months ended June 30, 2024 and $9.0 million related to lab equipment acquired as part of the Zymergen acquisition in the three and six months ended June 30, 2023.

(3)Restructuring charges include $12.2 million in employee termination costs from the reduction in force commenced in June 2024 and $4.8 million in impairment of right-of-use asset relating to facilities consolidation.
(4)Represents transaction and integration costs directly related to mergers and acquisitions, including: (i) due diligence, legal, consulting and accounting fees associated with acquisitions, (ii) post-acquisition employee retention bonuses and severance payments, (iii) the fair value adjustments to contingent consideration liabilities resulting from acquisitions, (iv) costs associated with the Zymergen Bankruptcy, as well as securities litigation costs, net of insurance recovery. Not included in this adjustment are non-cash charges for acquired in-process research and development expenses, which totaled $3.0 million and $4.0 million in the three months ended June 30, 2024 and 2023, respectively, and $19.8 million and $4.0 million in the six months ended June 30, 2024 and 2023, respectively.

Ginkgo Bioworks Holdings, Inc.
Segment Information
(in thousands, unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023
Revenue:
Cell Engineering	$ 36,205	$ 45,283	$ 64,094	$ 79,379
Biosecurity	20,001	35,285	30,056	81,891
Total revenue	56,206	80,568	94,150	161,270
Segment cost of revenue:
Cell Engineering	1,914	—	1,914	—
Biosecurity	11,807	18,096	21,009	40,471
Segment research and development expense:
Cell Engineering	96,487	86,083	196,588	184,605
Biosecurity	458	528	578	1,095
Total segment research and development expense	96,945	86,611	197,166	185,700
Segment general and administrative expense:
Cell Engineering	33,615	50,907	73,848	112,599
Biosecurity	11,179	16,699	23,130	30,655
Total segment general and administrative expense	44,794	67,606	96,978	143,254
Segment operating (loss) income:
Cell Engineering	(95,811)	(91,707)	(208,256)	(217,825)
Biosecurity	(3,443)	(38)	(14,661)	9,670
Total segment operating loss	(99,254)	(91,745)	(222,917)	(208,155)
Operating expenses not allocated to segments:
Stock-based compensation (1)	38,226	62,477	80,623	137,677
Depreciation and amortization	17,330	17,652	30,199	36,610
Impairment expense (2)	47,858	9,001	47,858	9,001
Restructuring charges	17,066	—	17,066	—
Change in fair value of contingent consideration liability	3,211	3,276	2,284	8,453
Loss from operations	$ (222,945)	$ (184,151)	$ (400,947)	$ (399,896)

(1)Includes $1.1 million and $1.0 million in employer payroll taxes for the three months ended June 30, 2024 and 2023, respectively, and $2.7 million and $3.2 million in employer payroll taxes for the six months ended June 30, 2024 and 2023, respectively.
(2)Includes $47.9 million related to goodwill impairment in the three and six months ended June 30, 2024 and $9.0 million related to impairment of lab equipment acquired as part of the Zymergen acquisition in the three and six months ended June 30, 2023.